Luna Announces $50 Million Strategic Investment from White Hat Capital Partners Investment Proceeds Used to Fund Silixa Acquisition and Enhance Luna’s Financial Flexibility to Pursue Strategic Growth Initiatives (ROANOKE, VA, December 21, 2023) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced fiber optic-based technology, today announced a $50 million investment by White Hat Capital Partners (“White Hat”), an investment firm focused on sustainable value creation in technology companies serving mission-critical applications. Proceeds from this strategic investment were partially used to fund the acquisition of Silixa, also announced today, and related transaction costs in the aggregate amount of approximately $25 million. Remaining proceeds were used to repay the Company’s outstanding $17 million term loan with PNC Bank and strengthen the Company’s balance sheet. Luna expects to apply the proceeds of this investment across a range of initiatives already in process to accelerate growth and increase profitability, including: • Capitalizing on Inflection Point for Adoption of Fiber Optic Sensing Solutions: Aging infrastructure and rising security concerns for pipelines and critical infrastructure have led to increased market adoption of fiber optic sensing technologies for structural health monitoring. Luna is well- positioned to implement its solutions and drive recurring revenue through continuous monitoring of these key assets, such as bridges, tunnels and pipelines. • Increasing Manufacturing Capacity to Meet Demand Arising from Strategic Partnerships: Luna has cultivated strategic relationships with several large global customers that are now expanding their use of Luna’s solutions, increasing demand for Luna’s products. • Enhancing Investments in Innovation: Luna intends to leverage its increased financial flexibility to execute against its robust product roadmap and continue to be a leading developer of innovative technologies with new applications, building upon its already large library of intellectual property. In conjunction with the strategic investment, David Chanley joined Luna’s Board of Directors. Mr. Chanley is a Co-Founder and Managing Partner of White Hat and has more than 20 years of experience in the technology sector. With this addition, Luna’s Board expanded to eight members.

“We are thrilled to welcome White Hat as a new partner,” said Scott Graeff, President and Chief Executive Officer of Luna. “David and his team bring years of experience advising and supporting technology companies, particularly in the optics and test & measurement industries. When I first met them, I was struck by how well they understood both our industry and our technologies. Their investment is not only a vote of confidence in the acquisition of Silixa, but also a strong endorsement of our strategic vision and market opportunities.” “White Hat is excited to partner with the Luna management team to support the Company in its next stage of growth,” said David Chanley, Managing Partner at White Hat Capital Partners. “Our thorough evaluation highlighted the quality and depth of Luna’s management team and the promising addition of the talented team from Silixa. With additional scale and financial flexibility, Luna is uniquely positioned as the largest pure-play company to address the rising demand for fiber optic sensing solutions in its key end markets. These include pivotal roles in energy transition initiatives like carbon capture and storage (CCS) and electric vehicle (EV) adoption, as well as critical structural health monitoring and specialized aerospace & defense applications. We are eager to partner with Luna as the company accelerates its mission of enabling the future with fiber.” Summary of Investment Terms White Hat has initially purchased 52,500 shares of Series B convertible preferred stock at a purchase price of $50.0 million. Each share has an initial liquidation preference of $1,000 per share and subject to certain conditions and limitations will be convertible into shares of Luna common stock, beginning one year from issuance, at a conversion price of $6.70 per share, representing a 10% premium to the Company’s 30-day volume-weighted average price. The preferred stock will accrue quarterly dividends payable, at the Company’s option, at either 8.5% annual rate if paid in cash or a 10% annual rate if paid in kind. Until December 21, 2026, White Hat will have the right to purchase up to an additional $12.5 million of Series B convertible preferred stock at par and otherwise on the same terms. Further details concerning the transaction and the terms of the Series B convertible preferred stock will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission. Cooley LLP acted as legal advisor to Luna and Schulte Roth + Zabel LLP acted as legal advisor to White Hat in the transaction.

About Luna Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market. About White Hat Capital Partners Founded in 2016, White Hat Capital Partners LP focuses on concentrated, value-oriented investments in publicly-traded technology companies. White Hat partners with its portfolio companies to improve strategy and capital allocation decisions, implement operational efficiencies and strengthen governance, all with a view toward improving corporate competitiveness and creating shareholder value. The Firm is based in New York. For more information, visit www.whitehatcp.com. Forward-Looking Statement The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements concerning the application of the proceeds of the financing, the investors’ potential investment exercise of their option to purchase additional Series B convertible preferred stock, Luna’s ability to drive recurring revenue growth, the potential increased demand for Luna’s products, Luna’s expectations regarding technological capabilities, industry trends, revenue and market opportunities, market growth, customer relationships and operational efficacy related to its technology and/or products. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, changes in market needs and technological challenges, competitive forces and other risks and uncertainties set forth in Luna’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Luna’s other periodic reports and filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release. Investor Contact: Allison Woody Luna Innovations Incorporated Phone: 540.769.8465 Email: woodya@lunainc.com ###